UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 3, 2008 (August 29, 2008)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On August 29, 2008, Magellan Petroleum Corporation (the “Company”) filed with the Australian Securities and Investments Commission and the Australian Stock Exchange (“ASX”) in Australia a release and a report of preliminary, unaudited financial information with respect to the fiscal year ended June 30, 2008 on Appendix 4E, in accordance with ASX rules and regulations.
     As noted in Appendix 4E, Item 12, for the year ended June 30, 2008, depletion expense of $18.0 million (which is a non cash charge) includes a $2.8 million correction to depletion expense that should have been recorded in the six month period ended December 31, 2007. This correction was due to the misapplication of reserve information for a group of new wells which principally began production in the current fiscal year and has no effect on cash flow from operations. The misapplication of reserve information also affected the unaudited Supplementary Oil and Gas Disclosure that was presented in Note 14 to the consolidated financial statements included in the Company’s 2007 Form 10-K. The restated reserve information will be provided in the unaudited Supplementary Oil and Gas Disclosure that will be presented as a note to the consolidated financial statements in the Company’s 2008 Form 10-K.
     Copies of the Company’s release and Appendix 4E report dated August 29, 2008 are furnished herewith as Exhibit 99.1 and are hereby incorporated herein by reference.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On August 29, 2008, the Audit Committee and the President, Chief Executive Officer and Chief Accounting and Financial Officer of the Company reached the conclusion that the previously filed unaudited condensed consolidated financial information in our quarterly reports on Forms 10-Q for the periods ended September 30, 2007, December 31, 2007 and March 31, 2008 could no longer be relied upon. Subsequent to the issuance of the Company’s Forms 10-Q for the quarterly periods ended September 30, 2007, December 31, 2007 and March 31, 2008, the Company’s management determined that depletion expense was miscalculated due to the misapplication of reserve information for a group of new wells which principally began production in the current fiscal year. Depletion expense for the three months ended September 30, 2007, December 31, 2007 and March 31, 2008 was understated by $1,247,108, $1,569,467 and $1,075,003, respectively.  Depletion expense was understated by $2,816,575 and $3,891,578 for the six months ended December 31, 2007 and the nine months ended March 31, 2008, respectively. This correction has no impact on cash flow from operations for any period presented. The Audit Committee and the President, Chief Executive Officer and Chief Accounting and Financial Officer have discussed this matter with our independent registered public accounting firm.

	3 months ended			3 months ended		3 months ended
	September 30, 2007			December 31, 2007		March 31, 2008
	As			As		As
	Reported	Restated		Reported	Restated	Reported	Restated
Total cost and expenses	$9,031,850		$10,278,958	$7,827,460	$9,396,927	$6,827,576	$7,902,579
Operating income (loss)	$290,083		$(957,025)	$2,546,521	$977,054	$2,708,487	$1,633,484
Income (loss) before income taxes	$779,300		$(467,808)	$3,116,383	$1,546,916	$3,208,608	$2,133,605
Net income (loss)	$398,530		$(447,446)	$(9,681,483)	$(10,780,110)	$1,688,443	$935,941
Earnings per share	$0.01	$	(0.01)	$(0.23)	$(0.25)	$0.04	$0.02
The Company will correct the financial statements included in the Form 10-K to be filed on or before September 29, 2008.

Item 9.01 Financial Statements and Exhibits
     The following documents are furnished together as an Exhibit pursuant to Item 2.02 hereof:
          (c) Exhibits
99.1 Company release and attached Appendix 4E filing of the Company, dated August 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
Name: Daniel J. Samela
Title: President, Chief Executive Officer

Dated: September 3, 2008

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Company release and attached Appendix 4E filing of the Company, dated August 29, 2008	6